CERTIFICATION
I, Paul Eibeler, certify that:

1. I have reviewed the Annual Reports on Form 10-K/A of Take Two Interactive Software, Inc., (the “Reports”);

2. Based on my knowledge, the Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Reports.
.

Date: March 3, 2005	/s/ Paul Eibeler
Paul Eibeler
Chief Executive Officer